As filed with the Securities and Exchange Commission on September 4, 2026.

Registration No. 333-[*]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ENIGMATIG LIMITED

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

16 Raffles Quay,

#30-01, Hong Leong Building

Singapore 048581

+65 6022 0493

(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 (800) 221-0102

(Name, address and telephone number of agent for service)

Copies to:

Mark Y. Liu, Esq.

Rimon, P.C.

400 Madison Ave, Suite 11D

New York, NY 10017

+1 (718) 504-9773

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in light of market conditions.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated [*], 2026

Preliminary Prospectus

ENIGMATIG LIMITED

$100,000,000

Class A Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

ENIGMATIG LIMITED (“we,” “us,” “our,” “Enigmatig” or the “Company”) may offer and sell up to US$100,000,000 in the aggregate of our Class A ordinary shares, par value US$0.000002 per share (“Class A ordinary shares”), preferred shares, debt securities, warrants to subscribe for Class A ordinary shares, rights to subscribe for Class A ordinary shares1 and units consisting of any combination of the other types of securities offered under this prospectus from time to time in one or more offerings.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A ordinary shares in any 12-month period so long as the aggregate market value of our issued and outstanding Class A ordinary shares held by non-affiliates, or our public float, remains below US$75 million. As of the date of this prospectus, our public float was below US$75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

This prospectus provides you with a general description of the securities. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

We may add, update or change the information contained in this prospectus from time to time by incorporating by reference any document or filing a prospectus supplement, as required. You should read this entire prospectus, together with the documents we incorporate by reference, and any applicable prospectus supplement carefully before you make your investment decision.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, agents or other third parties, or directly to purchasers, or through a combination of these methods. If any third parties are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our Class A ordinary shares are traded on the NYSE American Market (“NYSE American”) under the symbol “EGG.” On September 2, 2026, the closing price of our Class A ordinary shares on NYSE American were US$2.76 per share.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           .

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of US$100,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or any document incorporated by reference herein or therein may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information contained in or incorporated by reference into this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on this prospectus, the information incorporated or deemed to be incorporated by reference in this prospectus and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus is incorporated by reference, and any prospectus supplement or free writing prospectus may contain and/or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus and the information incorporated herein by reference may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, any applicable prospectus supplement or any related free writing prospectus.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” “registrant,” “Company” and “Enigmatig” mean ENIGMATIG LIMITED and its subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to an offering pursuant to and the distribution of this prospectus applicable to that jurisdiction.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “goals,” “targets,” “objectives,” “will,” “projects,” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning our possible or assumed future results of operations.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	introduction of new product and service offerings;

●	expected changes in our revenues, costs or expenditures;

●	our expectations regarding the demand for and market acceptance of our products and services;

●	expected growth of our customers, including consolidated account customers;

●	competition in our industry;

●	government policies and regulations relating to our industry;

●	other factors that may affect our financial condition, liquidity and results of operations; and

●	other risks and uncertainties described in the section entitled “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus.

Many important factors, in addition to the factors described above and in other sections of this prospectus, could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from estimates or forward-looking statements. We qualify all of our estimates and forward-looking statements by these cautionary statements.

The goals, targets, expectations and estimates included or incorporated by reference in this prospectus were prepared by the Company’s management team based on information available at the time such information was developed and reflects numerous assumptions that are subject to change, including those related to general business, economic, market, and financial conditions, as well as other factors that are difficult to predict and many of which are beyond the Company’s control. The Company believes the assumptions underlying such goals, targets, expectations and estimates were reasonable at the time such information was prepared. However, important factors may affect actual results and cause the results reflected in such goals, targets, expectations and estimates not to be achieved including, among other things, risks and uncertainties relating to the Company’s business, industry performance, the regulatory environment, and general business and economic conditions, as discussed in the immediately preceding paragraph.

The estimates and forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any estimate or forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus.

iii

PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus and incorporated by reference. This summary does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and all information incorporated by reference, including our most recent Annual Report on Form 20-F and the accompanying historical consolidated financial statements and the related notes to those financial statements.

Company Overview

We are a global business enabler supporting companies in achieving their international ambitions. Since 2010, we have provided expertise, infrastructure, and regulatory guidance to help businesses operate and scale across borders. With capabilities spanning licensing, fintech, regtech and other corporate services, Enigmatig delivers tailored solutions across business lifecycle – from incorporation to ongoing compliance. Our team navigates complex regulatory environments across major financial hubs and key offshore centers, including London, Cyprus, and Belize. Our corporate services income is mainly generated from fees we receive assisting our clients obtain, renew and comply with a range of business licenses (primarily including brokerage licenses and other financial licenses) in a variety of jurisdictions (primarily in London, Cyprus and Belize). Most of our clients were headquartered in Asia, primarily including Hong Kong, Malaysia, the UAE, Thailand and mainland China. We service our clients through four global offices located in Singapore, Hong Kong, Shanghai and London, and maintain a desk in Bangkok, Thailand. We derive our corporate services income from sale of our services, including license application and renewal services and corporate secretarial and other services, to our clients.

Our Growth Strategy

We believe that the following competitive strengths have contributed to our success to date and will continue to distinguish us from our competitors through:

●	A broad range of services
●	Vast network of partners and service providers
●	Strategic presence across Asia-Pacific
●	Experienced and highly-qualified management team

Our Competitive Strengths

Our goal is to continue to grow our business by increasing the scale of our current operations and expanding into new services and geographic jurisdictions. We intend to pursue the following strategies to achieve this goal:

●	Expand into new markets
●	Increase and diversify our service portfolio and offerings
●	Capture new market share through aggressive pricing and cross selling of services
●	Recruit new talent across the region who bring network, expertise and knowledge

Corporate Information

We were incorporated in the Cayman Islands as an exempted company with limited liability on May 30, 2023. Our registered office in the Cayman Islands is at c/o Ascentium, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our principal executive office is at 16 Raffles Quay, #30-01, Hong Leong Building, Singapore 048581. Our telephone number at this location is +65 6862 0769. Our principal website address is www.enigmatig.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

1

Corporate Structure and History

Our Company was incorporated in the Cayman Islands on May 30, 2023 under the Companies Act as an exempted company with limited liability. Our authorized share capital was US$50,000 divided into 50,000,000 shares, par value of US$0.001 each at the time of incorporation. On March 11, 2024, shareholders’ resolutions were passed to authorize the re-designation of the Company’s issued and unissued ordinary shares such that the authorized share capital of the Company was changed from US$50,000 divided into 50,000,000 ordinary shares of a nominal or par value of US$0.001 each, to US$50,000 divided into 35,000,000 Class A ordinary Shares of a nominal or par value of US$0.001 each, and 15,000,000 Class B ordinary Shares of a nominal or par value of US$0.001 each. Pursuant to these shareholders’ resolutions, the one Ordinary Share held by Foo Chee Weng Desmond was re-designated to one Class B ordinary Share.

On August 19, 2024, pursuant to the subscription applications and share transfer forms dated 19 August 2024, we issued in aggregate 18,500 Class A ordinary shares of par or nominal value US$0.001 each to Teo Mingwen, Tay Chee Yang and certain other shareholders, as well as 31,499 Class B ordinary shares of par or nominal value US$0.001 each to Foo Chee Weng Desmond, in consideration for them transferring their respective shareholdings in Enigmatig BVI to us.

On February 28, 2025, shareholders’ resolutions were passed to authorize the sub-division of each of the Company’s issued and unissued shares into 500 ordinary shares such that the authorized share capital of the Company was changed from US$50,000 divided into 50,000,000 ordinary shares of a nominal or par value of US$0.001 each, comprising 35,000,000 Class A ordinary shares of a nominal or par value of US$0.001 each, and 15,000,000 Class B ordinary shares of a nominal or par value of US$0.001 each to US$50,000 divided into 25,000,000,000 ordinary shares of a nominal or par value of US$0.000002 each, comprising 17,500,000,000 Class A ordinary shares of a nominal or par value of US$0.000002 each, and 7,500,000,000 Class B ordinary shares of a nominal or par value of US$0.000002 each.

Our Corporate Structure

The chart below illustrates our corporate structure as of the date of this prospectus.

Notes:

1.	Represents Class B ordinary shares held by Foo Chee Weng Desmond and his percentage ownership of the ordinary shares in ENIGMATIG LIMITED.
2.	Represents Class A ordinary shares held by Teo Mingwen, Tay Chee Yang and certain other shareholders, and their aggregated percentage ownership of the ordinary shares in ENIGMATIG LIMITED.
3.	Each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to 10 votes and is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

2

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and
●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act of 2002, on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of our IPO, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds US$700.0 million as of the last business day of our second fiscal quarter, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the NYSE American, We rely on home country practice to be exempted from certain of the corporate governance requirements of NYSE American, such that a majority of our directors, or directors on our board of directors, or the Board, are not required to be independent directors.

3

OUR COMPANY

Information regarding our company, including our business, is incorporated by reference into this prospectus from our most recent Annual Report on Form 20-F and our updates to such information in our reports on Form 6-K, as described under the section entitled “Information Incorporated by Reference.”

4

RISK FACTORS

Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors set forth in our most recent Annual Report on Form 20-F incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act of 1934, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

5

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement(s).

6

CAPITALIZATION

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

7

DESCRIPTION OF SHARE CAPITAL

We were incorporated as an exempted company with limited liability under the laws of the Cayman Islands on May 30, 2023, and our affairs are governed by our amended and restated Memorandum and Articles of Association and the Companies Act (Revised) of the Cayman Islands (which we will refer to as the “Companies Act” under this section) and the common law of the Cayman Islands.

As of the date hereof, our authorized share capital is US$50,000 divided into 25,000,000,000 shares of nominal or par value of US$0.000002 each, comprising of (i) 17,500,000,000 Class A ordinary shares of nominal or par value of US$0.000002 each, (ii) 7,500,000,000 Class B ordinary shares of nominal or par value of US$0.000002 each. As of the date of this prospectus, we have not adopted any equity incentive plan or other share-based compensation arrangement. Our Board is authorised under our Articles to issue shares from authorised but unissued capital, including for use in employee benefit plans, if and when adopted. The following are summaries of material provisions of our amended and restated Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our ordinary shares that will become effective upon the closing of this offering.

Our amended and restated Memorandum and Articles of Association

The following are summaries of material provisions of our amended and restated Memorandum and Articles of Association and of the Companies Act, insofar as they relate to the material terms of our Class A ordinary shares.

Objects of Our Company. Under our amended and restated Memorandum and Articles of Association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

Ordinary Shares. Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Each Class A ordinary share shall entitle the holder thereof to one vote on all matters subject to vote at our general meetings and each Class B ordinary share shall entitle the holder thereof to ten votes on all matters subject to vote at our general meetings. Our Class A ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Conversion. Class B ordinary shares may be converted into the same number of Class A ordinary shares at the option of the holders thereof at any time, while Class A ordinary shares cannot be converted into Class B ordinary shares under any circumstances.

Dividends. The holders of our Class A ordinary shares are entitled to such dividends as may be declared by our Board or declared by our shareholders by ordinary resolution (provided that no dividend may be declared by our shareholders which exceeds the amount recommended by our directors). Our amended and restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of the Company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any general meeting of the Company. Each Class A ordinary share shall be entitled to one vote and each Class B ordinary share shall be entitled to ten votes on all matters subject to the vote at general meetings of our company. Voting at any meeting of shareholders is by show of hands unless a poll (before or on the declaration of the result of the show of hands) is demanded. A poll may be demanded by the chairperson of such meeting or any one or more shareholders who together hold not less than 10% of the votes attaching to the total shares that are present in person or by proxy.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding and issued ordinary shares cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated Memorandum and Articles of Association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

8

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our amended and restated Memorandum and Articles of Association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by a majority of our Board. Advance notice of at least ten days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to the issued and outstanding shares in our company entitled to vote at the general meeting.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders who together hold, as at the date of deposit of the request, shares which carry in aggregate not less than one-third of the voting rights (on a one vote per share basis) in the share capital of our company, our Board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our amended and restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out in our amended and restated Memorandum and Articles of Association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in any usual or common form or any other form approved by our Board.

Our Board may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our Board may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our Board may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four;

●	the ordinary shares transferred are free of any lien in favor of the Company; and

●	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the relevant stock exchange, be suspended and the register closed at such times and for such periods as our Board may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our Board may determine.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

9

Calls on Shares and Forfeiture of Shares. Our Board may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our Board or by special resolution of our shareholders, in each case subject to the Companies Act (Revised), our Articles and, where applicable, the rules of the Designated Stock Exchange. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our Board or by an ordinary resolution of our shareholders, or are otherwise authorised by our Articles, in each case subject to the Companies Act (Revised), our Articles and, where applicable, the rules of the Designated Stock Exchange. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding or (c) if the Company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time, our share capital is divided into different classes of shares, the rights attached to any class may be materially adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class or with the approval of a resolution passed at least two-thirds of the votes cast by the holders of the shares of that class present and voting in person or by proxy at a separate meeting of such holders. The necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the relevant class. The rights conferred upon the holders of the shares of any class issued shall not, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the Company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Issuance of Additional Shares. Our amended and restated Memorandum and Articles of Association authorize our Board to issue additional ordinary shares from time to time as our Board shall determine, to the extent out of available authorized but unissued ordinary shares.

Our amended and restated Memorandum and Articles of Association also authorize our Board to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;
●	the number of shares of the series;
●	the dividend rights, dividend rates, conversion rights, voting rights; and
●	the rights and terms of redemption and liquidation preferences.

Our Board may issue preferred shares without action by our shareholders to the extent out of authorized but unissued preferred shares. Issuance of these shares may dilute the voting power of holders of Class A ordinary shares.

Inspection of Books and Records. Holders of our Class A ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records.

10

Anti-Takeover Provisions. Some provisions of our amended and restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our Board to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Ordinary shares

Differences in Corporate Law

We were incorporated under, and are governed by, the laws of the Cayman Islands. The corporate statutes of the State of Delaware and the Cayman Islands are similar, and the flexibility available under Cayman Islands law has enabled us to adopt a memorandum and articles of association that will provide shareholders with rights that do not vary in any material respect from those they would enjoy if we were incorporated under Delaware law. Set forth below is a summary of some of the differences between provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in Delaware and their shareholders.

In addition, we are exempt from certain corporate governance requirements of the NYSE American by virtue of being a foreign private issuer. We intend to follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the NYSE American that listed companies must have for as long as we qualify as a foreign private issuer including: (i) provide an annual certification by our chief executive officer that he or she is not aware of any non-compliance with any corporate governance rules of the NYSE American; (ii) have regularly scheduled executive sessions with only independent directors; or (iii) seek shareholder approval for (a) the implementation and material revisions of the terms of share incentive plans; (b) the issuance of more than 1% of our outstanding ordinary shares or more than 1% of our outstanding voting power to a related party; (c) the issuance of more than 20% of our outstanding ordinary shares; and (d) an issuance that would result in a change of control.

11

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or principal shareholders and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder proposals

Under Delaware corporate law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by our board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated Memorandum and Articles of Association allow any one or more of our shareholders holding shares which carry in aggregate not less than one-third of the total number of votes attaching to all issued and the outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our Board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting (and the right of such shareholders to add resolutions to the agenda of a general meeting), our amended and restated Memorandum and Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Sale of assets

Under Delaware corporate law, a vote of the shareholders is required to approve a sale of assets only when all or substantially all assets are being sold to a person other than a subsidiary of the company. Under Cayman Islands law, generally speaking, shareholder approval is not required for the disposal of assets of an exempted company.

12

Redemption of shares

Under Delaware corporate law, any stock may be made subject to redemption by the corporation at its option, at the option of the holders of that stock or upon the happening of a specified event, provided shares with full voting power remain outstanding. The stock may be made redeemable for cash, property or rights, as specified in the certificate of incorporation or in the resolution of our board of directors providing for the issue of the stock. As permitted by Cayman Islands law and our amended and restated Memorandum and Articles of Association, we may issue shares on terms that are subject to redemption at our option on such terms and in such manner as may be determined by our Board. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Compulsory acquisition

Under Delaware General Corporation Law § 253, in a process known as a “short form” merger, a corporation that owns at least 90% of the outstanding shares of each class of stock of another corporation may either merge the other corporation into itself and assume all of its obligations or merge itself into the other corporation by executing, acknowledging and filing with the Delaware Secretary of State a certificate of such ownership and merger setting forth a copy of the resolution of its board of directors authorizing such merger. If the parent corporation is a Delaware corporation that is not the surviving corporation, the merger also must be approved by a majority of the outstanding stock of the parent corporation. If the parent corporation does not own all of the stock of the subsidiary corporation immediately prior to the merger, the minority shareholders of the subsidiary corporation party to the merger may have appraisal rights as set forth in § 262 of the Delaware General Corporation Law.

The Companies Act contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

Independent directors

There are no provisions under Delaware corporate law or under the Companies Act that require a majority of our directors to be independent.

Cumulative voting

Under Delaware corporate law, cumulative voting for elections of directors is not permitted unless the company’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions on cumulative voting under the laws of the Cayman Islands, but our amended and restated Memorandum and Articles of Association will not provide for cumulative voting.

Removal of directors

Under Delaware corporate law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Removal of directors is governed by the terms our amended and restated Memorandum and Articles of Association under the laws of the Cayman Islands.

13

Mergers

Under Delaware corporate law, one or more constituent corporations may merge into and become part of another constituent corporation in a process known as a merger. A Delaware corporation may merge with a foreign corporation as long as the law of the foreign jurisdiction permits such a merger. To effect a merger under Delaware General Corporation Law § 251, an agreement of merger must be properly adopted and the agreement of merger or a certificate of merger must be filed with the Delaware Secretary of State. In order to be properly adopted, the agreement of merger must be adopted by the board of directors of each constituent corporation by a resolution or unanimous written consent. In addition, the agreement of merger generally must be approved at a meeting of shareholders of each constituent corporation by a majority of the outstanding stock of the corporation entitled to vote, unless the certificate of incorporation provides for a supermajority vote. In general, the surviving corporation assumes all of the assets and liabilities of the disappearing corporation or corporations as a result of the merger.

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

14

Conflicts of interest

Under Delaware corporate law, a contract between a corporation and a director or officer, or between a corporation and any other organization in which a director or officer has a financial interest, is not void as long as (i) the material facts as to our director’s or officer’s relationship or interest are disclosed or known and (ii) either a majority of the disinterested directors authorizes the contract in good faith or the shareholders vote in good faith to approve the contract. Nor will any such contract be void if it is fair to the corporation when it is authorized, approved or ratified by the board of directors, a committee or the shareholders.

Under our amended and restated Memorandum and Articles of Association, a director with an interest in a particular transaction will be permitted to vote on it he or she may be counted in the quorum present at the meeting.

Transactions with interested shareholders

Delaware corporate law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by that statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that the person becomes an interested shareholder. An interested shareholder generally is a person or group that owns or owned 15% or more of the company’s outstanding voting stock within the past three years. This statute has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the company in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which the shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder.

Cayman Islands law has no comparable provision. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that these transactions must be entered into in the bona fide best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; winding up

Under Delaware corporate law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware corporate law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of rights of shares

Under Delaware corporate law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of that class, unless the certificate of incorporation provides otherwise. Under our amended and restated Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

15

Amendment of governing documents

Under Delaware corporate law, with very limited exceptions, a vote of the shareholders of a corporation is required to amend the certificate of incorporation. In addition, Delaware corporate law provides that shareholders have the right to amend the corporation’s bylaws, but the certificate of incorporation may confer such right on our directors of the corporation.

Under the Companies Act and our amended and restated Memorandum and Articles of Association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our amended and restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money laundering — Cayman Islands

Under the Cayman Islands laws, in order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time, or the Regulations. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

16

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data protection (privacy notice) — Cayman Islands

Under the Cayman Islands laws, the privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto, or the DPA.

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

17

DESCRIPTION OF PREFERRED SHARES

The authorized share capital of the Company US$50,000 divided into 25,000,000,000 shares of nominal or par value of US$0.000002 each, comprising of (i) 17,500,000,000 Class A ordinary shares of nominal or par value of US$0.000002 each, (ii) 7,500,000,000 Class B ordinary shares of nominal or par value of US$0.000002 each. Our amended and restated Memorandum and Articles of Association provide that our Board may provide for other classes of shares, including classes of preferred shares, out of our authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares may have such rights, restrictions, preferences, privileges and payment obligations as determined by our Board. If we issue any preferred shares, the rights, preferences and privileges of holders of our ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of such preferred shares. However, since our amended and restated Memorandum and Articles of Association provide that the rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights, no separate class consents are required for the creation or issue of shares with preferred or other rights.

The particular terms of any issue of preferred shares will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title and number of preferred shares;

●	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

●	the dividend rate on the preferred shares, the dividend payment dates, the periods in respect of which dividends are payable, whether such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

●	whether the preferred shares shall be convertible into, or exchangeable for, ordinary shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

●	the liquidation preference per preferred share, if any;

●	voting rights, if any, of the preferred shares;

●	other restrictions on transfer, sale or assignment, if any;

●	a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the preferred shares; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the preferred shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of our ordinary shares and reduce the likelihood that holders of our ordinary shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ordinary shares. The issuance of preferred shares also could delay, deter or prevent a change in control of the Company, or make removal of management more difficult. As of the date of this prospectus, there are no issued and outstanding preferred shares of any series.

18

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and detailed or determined in the manner provided in a Board of Directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement, which may modify or replace the general terms described in this section.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

19

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

20

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our Class A ordinary shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the offering price;

●	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

●	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

●	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the equity warrants;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants; and

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

21

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the debt warrants;

●	the offering price;

●	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the debt warrants;

●	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

●	anti-dilution provisions of the debt warrants, if any;

●	redemption or call provisions, if any, applicable to the debt warrants; and

●	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

22

DESCRIPTION OF RIGHTS

The following summary description of the rights to subscribe for Class A ordinary shares (the “Rights”), and any description of rights in the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the applicable rights agreement and provisions of the certificate evidencing the Rights that will be filed with the SEC in connection with the offering of such Rights.

The Company may issue Rights that the Company may offer to its securityholders from time to time. The Rights may or may not be transferable by the persons purchasing or receiving the Rights. In connection with any Rights offering, the Company may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such Rights offering.

Each series of Rights will be issued under a separate rights agent agreement to be entered into between the Company and a bank or trust company, as rights agent, that the Company will name in the applicable prospectus supplement. The rights agent will act solely as the Company’s agent in connection with the Rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of Rights.

The prospectus supplement relating to any Rights that the Company may offer from time to time will describe specific terms relating to the offering, including, among other matters:

●	the title of the Rights;

●	the date of determining the securityholders entitled to the Rights distribution;

●	the aggregate number of Rights issued and the aggregate number of Class A ordinary shares purchasable upon exercise of the Rights;

●	the exercise price;

●	the date on which the Rights become exercisable and the date on which the Rights will expire;

●	the extent to which the Rights include an over-subscription privilege with respect to unsubscribed Securities;

●	if applicable, a discussion of the material Cayman Islands and/or United States federal income tax considerations applicable to the issuance or exercise of such Rights;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that the Company may enter into in connection with the Rights offering; and

●	the material terms of the Rights, including terms, transferability, conditions to completion of the Rights offering, procedures and limitation relating to the exchange and exercise of such Rights.

Each Right would entitle the holder of the Rights to subscribe for cash the principal amount of Class A ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the Rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised Rights will become void (unless subject to subscription by another third party pursuant to the terms of such rights offering as described in the relevant prospectus supplement).

If less than all of the Rights issued in any Rights offering are exercised, the Company may offer any unsubscribed securities directly to persons other than the Company’s securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

23

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of the material Cayman Islands and United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

24

TAXATION

Material tax consequences relating to the purchase, ownership and disposition of any of the securities registered by this prospectus will be set forth in any applicable prospectus supplement relating to the offering of such securities.

25

PLAN OF DISTRIBUTION

We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents;

●	to or through underwriters;

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions other than on these exchanges or systems or in the over-the-counter market;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	directly by us or by selling securityholders to purchasers, including through a specific bidding, auction or other process;

●	privately negotiated transactions;

●	a combination of any of the above methods of sale; and

●	through any other method permitted pursuant to applicable law and described in a prospectus supplement.

We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

26

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Class A ordinary shares will be listed on the NYSE American, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in “at the market offerings” into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The expenses of any offering of our securities will be detailed in the applicable prospectus supplement. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

We will identify the specific plan of distribution, including any agents, underwriters, dealers, remarketing firms or other third parties and their compensation in a prospectus supplement.

27

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered.

Expenses	Amount
SEC registration fee		$13,810
FINRA filing fee		*
Legal and accounting fees and expenses		*
Trustee and transfer agent fees and expenses		*
Miscellaneous costs		*
Total	$	*

*	Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the Class A ordinary shares and the preferred shares being registered hereby and certain other matters of Cayman Islands law will be passed upon for us by Harney Westwood & Riegels Singapore LLP. The validity of the warrants, debt securities, Rights and units being registered hereby and certain other matters of New York state law and United States federal securities laws will be passed upon for us by Rimôn, our U.S. counsel. Additional legal matters may be passed upon for us, any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus and registration statement on Form F-3 by reference to the Company’s Annual Report on Form 20-F for the year ended September 30, 2025 and 2024 and the results of its operations and its cash flows for each of the three years in the period ended September 30, 2025, have been so incorporated in reliance on the report of Simon & Edward LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

28

ENFORCEABILITY OF CIVIL LIABILITIES

The Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have the standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States, and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the directors and executive officers of the Company and the auditors of the Company reside outside the United States, and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Harney Westwood & Riegels Singapore LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Harney Westwood & Riegels Singapore LLP that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under the civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Singapore

As at the date of this prospectus, there is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters, and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws of the United States, would, therefore, not be automatically enforceable in Singapore. We have accordingly been advised by our Singapore legal counsel AEI Legal LLC that there is no statutory enforcement in Singapore as to judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. A final and conclusive judgment rendered by the federal or state courts of the United States under which a fixed or ascertained sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law so long as it is established that the Singapore courts have jurisdiction over the judgment debtor, the foreign judgment was on the merits of the case and given by a court of law of competent jurisdiction. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment would conflict with an earlier local judgment from Singapore or an earlier foreign judgment recognized under the private international law of Singapore; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment would amount to the direct or indirect enforcement of a foreign penal, revenue or other public law.

The Singapore courts may also not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States to the extent that doing so would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our directors or executive officers, we are unaware of any reported decision by the Singapore courts that has conclusively considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States, or any state or territory of the United States, is enforceable in Singapore.

29

INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus will be deemed to incorporate by reference the following documents, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

●	Our Annual Report on Form 20-F for the year ended September 30, 2025, filed with the SEC on February 17, 2026;

●	Our Reports on Form 6-K furnished to the SEC on August 7, 2026 (including Exhibit 99.1 thereto), July 21, 2026 (including Exhibit 99.1 thereto), June 8, 2026 (including Exhibit 99.1 thereto), February 17, 2026 (including Exhibit 99.1 thereto), and July 22, 2025 (including Exhibit 99.1 thereto);

●	The description of our securities contained in our registration statement on Form 8-A filed with the SEC on June 13, 2025 and any amendment or report filed with the SEC for the purpose of updating the description;

●	Any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	Any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

In all cases, you should rely on the later information over different information included in this prospectus or any applicable prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may obtain a copy of these documents by writing to or telephoning us at the following address: c/o Ascentium, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Attention: Cindy Choo, and our email address is cindy@enigmatig.com. Alternatively, copies of these documents are available via our website (https://www.enigmatig.com), or as described under “Where You Can Find More Information” below. The information on our website is not incorporated by reference into this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

30

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, and does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website at http://www.sec.gov, from which you can electronically access the registration statement and its materials.

Our website is https://www.enigmatig.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

As a foreign private issuer, we are exempt from certain of the requirements under the Exchange Act including, among other things, the rules prescribing the furnishing and content of proxy statements, and the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

31

ENIGMATIG LIMITED

Up to $100,000,000

Class A Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

PROSPECTUS

September 4, 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except where any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our amended and restated Memorandum and Articles of Association permit indemnification of officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

(a) Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the audited consolidated financial statements or the notes thereto.

Item 10. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-1

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-2

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 to our registration statement on Form F-1/A (File No. 333-286211) filed with the SEC on April 16, 2025)

4.1	Registrant’s Specimen Certificate for Class A ordinary shares (incorporated by reference to Exhibit 4.1 to our registration statement on Form F-1/A (File No. 333-286211) filed with the SEC on April 16, 2025)

4.2*	Form of Preferred Share Certificate

4.3*	Form of Indenture and Form of Debt Security

4.4*	Form of Ordinary Share Warrant Agreement and Warrant Certificate

4.5*	Form of Debt Securities Warrant Agreement and Warrant Certificate

4.6*	Form of Rights Agreement and Rights Certificate

4.7*	Form of Unit Agreement and Unit Certificate

5.1	Opinion of Harney Westwood & Riegels Singapore LLP as to the validity of ENIGMATIG LIMITED Class A ordinary shares and preferred shares

23.1	Consent of Harney Westwood & Riegels Singapore LLP (included in Exhibit 5.1)

23.2	Consent of Simon & Edward LLP, independent registered public accounting firm for report dated February 17, 2026

24.1	Power of Attorney (contained on the signature page to this registration statement)

107	Filing Fee Table

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Report on Form 6-K to be filed under the Exchange Act and incorporated herein by reference.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on September 4, 2026.

ENIGMATIG LIMITED

By:	/s/ Foo Chee Weng Desmond
Name:	Foo Chee Weng Desmond
Title:	Director, Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned constitutes and appoints each of Foo Chee Weng Desmond and Teo Mingwen, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form F-3, or other appropriate form, and all amendments thereto, including post-effective amendments, of ENIGMATIG LIMITED, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Foo Chee Weng Desmond	Director, Chairman and Chief Executive Officer
Foo Chee Weng Desmond	(principal executive officer)	September 4, 2026

/s/ Teo Mingwen	Director and Chief Financial Officer
Teo Mingwen	(principal financial and accounting officer)	September 4, 2026

/s/ Tay Chee Yang
Tay Chee Yang	Chief Operating Officer	September 4, 2026

/s/ Ngor Bok Koon
Ngor Bok Koon	Director	September 4, 2026

/s/ Tan Wee Liang
Tan Wee Liang	Director	September 4, 2026

/s/ Tian Pey Nee
Tian Pey Nee	Director	September 4, 2026

II-4

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of ENIGMATIG LIMITED, has signed this registration statement on September 4, 2026.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President

II-5